INDEPENDENT AUDITORS' REPORT ON INTERNAL ACCOUNTING CONTROL
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The Board of Trustees
Iowa Schools Joint Investment Trust:

In planning and performing our audit of the financial statements of the Diversified Portfolio and the Direct Government Obligation Portfolio of the Iowa Schools Joint Investment Trust (the Trust) for the year ended June 30, 1998, we considered its internal control, including procedures for safeguarding investment securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures. Two of the objectives of internal control are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including procedures for safeguarding securities, that we considered to be material weaknesses as defined above.

This report is intended solely for the information and use of the Board of Trustees, management, and the Securities and Exchange Commission.



KPMG PEAT MARWICK LLP


July 24, 1998